EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under caption “Experts” in Registration Statement on Form S-1 and related Prospectus of National Holdings Corporation for the registration of 10,583,330 shares of its common stock and to the use of our report included herein dated December 27, 2012, with respect to the consolidated financial statements of National Holdings Corporation as of September 30, 2012 and 2011 and for the two years ended September 30, 2012.

/s/ Sherb & Co., LLP

October 28, 2013

New York, NY